News Release
Investor Contact: Julie Trudell, Julie.Trudell@molinahealthcare.com, 562-912-6720
Media Contact: Laura Murray, Laura.Murray@molinahealthcare.com, 562-506-9208
____________________________________________________________________________

Molina Healthcare Reports Second Quarter 2019 Financial Results
Raises Full Year 2019 Earnings Guidance

Long Beach, Calif., July 30, 2019 – Molina Healthcare, Inc. (NYSE: MOH) today reported net income for the second quarter of 2019 of $196 million, or $3.06 per diluted share compared to net income of $202 million, or $3.02 per diluted share, in the second quarter of 2018. Financial results for the second quarter of 2019, are summarized below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(In millions, except per share results)
Premium Revenue	$4,049	$4,514	$8,001	$8,837
Total Revenue	$4,193	$4,883	$8,312	$9,529
Pre-Tax Income	$257	$305	$517	$484
Net Income	$196	$202	$394	$309
EPS - Diluted	$3.06	$3.02	$6.04	$4.68

MCR	85.6%	85.3%	85.5%	85.7%
G&A Ratio	7.8%	6.9%	7.6%	7.2%
Pre-Tax Margin	6.1%	6.2%	6.2%	5.1%
Effective Tax Rate	24.0%	33.8%	23.9%	36.2%
After-Tax Margin	4.7%	4.1%	4.7%	3.2%
Highlights include:

•	Premium revenue was $4.0 billion in the second quarter of 2019, a 10.3% decrease compared with the second quarter of 2018, which was in line with the Company’s expectations.

•	Medical care ratio (MCR) was 85.6% in the second quarter of 2019, and 85.3% for the second quarter of 2018.

•	General and administrative (G&A) expense ratio increased to 7.8% in the second quarter, compared to 6.9% for the second quarter of 2018.

•	The second quarter results benefited from $12 million, or $0.15 per share, net gain for the repayment of convertible notes and restructuring costs.

•	After-tax margin was 4.7% for the second quarter of 2019 compared to 4.1% in the second quarter of 2018. Excluding the net gain, after tax margin would have been 4.4% for the second quarter of 2019.

•	Cash at the parent company amounted to $467 million as of June 30, 2019.

•	Operating cash flows for the six months ended June 30, 2019, was $156 million.

•	Raised full year 2019 earnings guidance to $11.20 - $11.50 from $10.50 - $11.00, which does not include any future prior-period reserve development.
“We are very pleased with our strong start to the year, a year in which we intend to demonstrate that we can sustain our attractive margin profile while pivoting to growth,” said Joe Zubretsky, president and CEO. “The business continues to generate significant excess cash flow and our revenue growth initiatives are well under way. Our quarter and year to date results, and the earnings trajectory of our entire portfolio of businesses leading into the second half of the year, give us the confidence to raise full year guidance.”

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Molina Healthcare, Inc. Announces Second Quarter 2019 Results

July 30, 2019

Premium Revenue
Premium revenue for the second quarter of 2019 decreased 10.3% to $4.0 billion compared to $4.5 billion in the second quarter of 2018, which was in line with Company expectations.

For the six months ended June 30, 2019, premium revenue decreased 9.5% to $8.0 billion from $8.8 billion for the comparable period in 2018. In both periods, the lower premium revenue is primarily a result of lower Medicaid membership due to the previously announced loss of the New Mexico Medicaid contract, along with the resizing of the Florida Medicaid contract and the related transition out of all but two Florida regions as reported throughout 2018.

Medical Care Ratio
The consolidated MCR for the second quarter of 2019 was 85.6% compared to 85.3% in the second quarter of 2018. Favorable prior period development for the second quarter was $28 million pre-tax.
The MCR for the six months ended June 30, 2019, improved to 85.5% compared to 85.7% for the comparable period in 2018, due to a combination of the following:

•
The Medicaid MCR improved to 88.3% compared to 90.3% for the six months ended June 30, 2018, primarily due to improvement in the TANF and ABD programs, partially offset by an increased MCR in the Medicaid Expansion program, primarily in California.

•	The Medicare MCR was relatively stable at 85.0% compared to 84.9% for the six months ended June 30, 2018.

•
The Marketplace MCR was 64.7% compared to 54.4% for the six months ended June 30, 2018. The prior period was positively impacted by the Cost Sharing Reduction (CSR) reimbursement. In addition, the current year was impacted by a relatively smaller benefit from prior year Marketplace risk adjustment compared to 2018.

General and Administrative Expense Ratio
The general and administrative expenses were 7.8% of total revenues in the second quarter of 2019 compared to 6.9% in the second quarter of 2018.

For the six months ended June 30, 2019, the G&A ratio was 7.6% compared to 7.2% in the comparable prior-year period. In both periods, the year-over-year increases are mainly associated with the decrease in premium revenue.

Interest Expense
The second quarter interest expense was $22 million compared to $32 million in the second quarter of 2018. The decline was due to continued repayment of debt.

Restructuring Costs/Other Income and Expenses
The second quarter results benefited from a $14 million gain on the repayment of convertible notes in the current period, offset somewhat by $2 million in restructuring costs, resulting in a $0.15 net benefit per diluted share.

Balance Sheet
Cash at the parent company amounted to $467 million as of June 30, 2019, compared to $443 million as of March 31, 2019.
During the quarter the Company received $345 million of dividends from the regulated health plan subsidiaries.

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Molina Healthcare, Inc. Announces Second Quarter 2019 Results

July 30, 2019

The Company made $139 million in principal repayments on the convertible notes during the quarter and $185 million in repayments since the beginning of the year. The impact of capital deployment actions in the quarter resulted in lower interest expense, a gain on repayment of the convertible notes and a lower share count.

Cash Flow
Operating cash flows for the six months ended June 30, 2019, was $156 million and is lower compared to the six months ended June 30, 2018, primarily due to timing of government payments.

Outlook
The Company raised its full year 2019 earnings guidance range to $11.20 to $11.50 per diluted share, with a midpoint of $11.35, from previously issued guidance of $10.50 to $11.00.
Guidance is based on the following:

•	Assumes no future restructuring or one-time significant items; and

•	Assumes no future prior period development.

	July 30, 2019 (1)	April 29, 2019 (1)
	(current)	(previous)
Premium revenue	$16.1B	$15.9B
Medicaid	$12.3B	$12.2B
Medicare	$2.2B	$2.2B
Marketplace	$1.6B	$1.5B
Premium tax revenue	$450M	$425M
Investment income and other revenue	$115M	$115M
Total revenue	$16.7B	$16.4B
Medical care costs	$13.8B	$13.6B
General and administrative expenses	$1.3B	$1.3B
Premium tax expenses	$450M	$425M
EBITDA (2)	$1,135M - $1,160M	$1,080M - $1,120M
Depreciation and amortization	$90M	$90M
Interest expense and other expenses, net	$90M	$90M
Income before income taxes	$955M - $980M	$900M - $940M
Net income	$725M - $740M	$680M - $710M
Net income per share	$11.20 - $11.50	$10.50 - $11.00
Diluted weighted average shares	64.5M	64.7M

End-of-year membership:
Medicaid and Medicare	3.1M	3.1M
Marketplace	270K - 280K	270K - 280K

Operating Statistics:
Medical care ratio	86%	86%
G&A ratio	7.7%	7.7%
Effective income tax expense rate	24.2%	24.5%
After-tax margin	4.2% - 4.4%	4.1% - 4.3%
Medicaid	3%	3%
Medicare	7%	6%
Marketplace	11%	11%
__________________
(1)All amounts are rounded and approximations.
(2)See reconciliation of non-GAAP financial measures at the end of this release.
Conference Call
Management will host a conference call and webcast to discuss Molina Healthcare’s second quarter 2019 results at 8:00 a.m. Eastern time on Wednesday, July 31, 2019. The number to call for the interactive teleconference is (877) 883-0383 and the confirmation number is 0428160. A telephonic replay of the conference call will be available through Wednesday, August 7, 2019, by dialing (877) 344-7529 and entering confirmation number 10132714. A live audio broadcast of this conference call will be available on Molina Healthcare’s website, molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through its locally operated health plans, Molina Healthcare served approximately 3.4 million members as of June 30, 2019. For more information about Molina Healthcare, please visit molinahealthcare.com.

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Molina Healthcare, Inc. Announces Second Quarter 2019 Results

July 30, 2019

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This earnings release contains forward-looking statements regarding the Company’s revised 2019 guidance, as well as its plans, expectations, and anticipated future events. Actual results could differ materially due to numerous known and unknown risks and uncertainties. Those risks and uncertainties are discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the section entitled “Forward-Looking Statements” in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2019.
These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by its forward-looking statements will in fact occur, and the Company cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of July 30, 2019, and, except as otherwise required by law, the Company disclaims any obligation to update any forward-looking statements to conform the statement to actual results or changes in its expectations.

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Molina Healthcare, Inc. Announces Second Quarter 2019 Results

July 30, 2019

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(In millions, except per-share amounts)
Revenue:
Premium revenue	$4,049	$4,514	$8,001	$8,837
Premium tax revenue	110	106	248	210
Health insurer fees reimbursed	—	104	—	165
Service revenue	—	127	—	261
Investment income and other revenue	34	32	63	56
Total revenue	4,193	4,883	8,312	9,529
Operating expenses:
Medical care costs	3,466	3,850	6,837	7,572
General and administrative expenses	328	335	630	687
Premium tax expenses	110	106	248	210
Health insurer fees	—	99	—	174
Depreciation and amortization	22	25	47	51
Restructuring costs	2	8	5	33
Cost of service revenue	—	118	—	238
Total operating expenses	3,928	4,541	7,767	8,965
Operating income	265	342	545	564
Other expenses, net:
Interest expense	22	32	45	65
Other (income) expenses, net	(14)	5	(17)	15
Total other expenses, net	8	37	28	80
Income before income tax expense	257	305	517	484
Income tax expense	61	103	123	175
Net income	$196	$202	$394	$309

Net income per share, diluted	$3.06	$3.02	$6.04	$4.68

Diluted weighted average shares outstanding	64.0	66.7	65.1	66.0

Operating Statistics:
Medical care ratio	85.6%	85.3%	85.5%	85.7%
G&A ratio	7.8%	6.9%	7.6%	7.2%
Premium tax ratio	2.6%	2.3%	3.0%	2.3%
Effective income tax expense rate	24.0%	33.8%	23.9%	36.2%
After-tax margin	4.7%	4.1%	4.7%	3.2%
Medicaid	3.1%	2.3%	3.0%	1.6%
Medicare	7.1%	5.7%	7.4%	4.9%
Marketplace	11.2%	16.9%	13.6%	17.4%

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Molina Healthcare, Inc. Announces Second Quarter 2019 Results

July 30, 2019

CONSOLIDATED BALANCE SHEETS

	June 30,	Dec. 31,
	2019	2018
	Unaudited
	(Dollars in millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$2,253	$2,826
Investments	2,070	1,681
Receivables	1,239	1,330
Prepaid expenses and other current assets	132	149
Derivative asset	169	476
Total current assets	5,863	6,462
Property, equipment, and capitalized software, net	373	241
Goodwill and intangible assets, net	180	190
Restricted investments	98	120
Deferred income taxes	70	117
Other assets	106	24
	$6,690	$7,154

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$1,767	$1,961
Amounts due government agencies	984	967
Accounts payable and accrued liabilities	373	390
Deferred revenue	30	211
Current portion of long-term debt	65	241
Derivative liability	169	476
Total current liabilities	3,388	4,246
Long-term debt	1,241	1,020
Finance lease liabilities	232	197
Other long-term liabilities	93	44
Total liabilities	4,954	5,507
Stockholders’ equity:
Common stock, $0.001 par value, 150 million shares authorized; outstanding: 63 million shares at June 30, 2019 and 62 million shares at December 31, 2018	—	—
Preferred stock, $0.001 par value; 20 million shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	240	643
Accumulated other comprehensive income (loss)	5	(8)
Retained earnings	1,491	1,012
Total stockholders’ equity	1,736	1,647
	$6,690	$7,154

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Molina Healthcare, Inc. Announces Second Quarter 2019 Results

July 30, 2019

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(In millions)
Operating activities:
Net income	$196	$202	$394	$309
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	22	36	47	73
Deferred income taxes	4	—	19	(6)
Share-based compensation	10	7	19	13
Amortization of convertible senior notes and finance lease liabilities	1	6	4	13
(Gain) loss on debt extinguishment	(14)	5	(17)	15
Non-cash restructuring costs	—	—	—	17
Other, net	—	2	3	4
Changes in operating assets and liabilities:
Receivables	120	(232)	91	(315)
Prepaid expenses and other current assets	(2)	58	18	(181)
Medical claims and benefits payable	(228)	(104)	(194)	(267)
Amounts due government agencies	52	33	17	205
Accounts payable and accrued liabilities	(31)	30	(61)	349
Deferred revenue	(177)	(172)	(181)	(42)
Income taxes	(46)	49	(3)	127
Net cash (used in) provided by operating activities	(93)	(80)	156	314
Investing activities:
Purchases of investments	(977)	(525)	(1,162)	(914)
Proceeds from sales and maturities of investments	425	792	791	1,335
Purchases of property, equipment, and capitalized software	(14)	(10)	(20)	(14)
Other, net	2	(4)	(2)	(9)
Net cash (used in) provided by investing activities	(564)	253	(393)	398
Financing activities:
Repayment of principal amount of 1.125% Convertible Notes	(139)	(89)	(185)	(89)
Cash paid for partial settlement of 1.125% Conversion Option	(358)	(134)	(473)	(134)
Cash received for partial termination of 1.125% Call Option	358	134	473	134
Cash paid for partial termination of 1.125% Warrants	(321)	(113)	(424)	(113)
Proceeds from borrowings under Term Loan Facility	120	—	220	—
Repayment of Credit Facility	—	(300)	—	(300)
Other, net	26	4	27	(1)
Net cash used in financing activities	(314)	(498)	(362)	(503)
Net (decrease) increase in cash, cash equivalents, and restricted cash and cash equivalents	(971)	(325)	(599)	209
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period	3,298	3,824	2,926	3,290
Cash, cash equivalents, and restricted cash and cash equivalents at end of period	$2,327	$3,499	$2,327	$3,499

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Molina Healthcare, Inc. Announces Second Quarter 2019 Results

July 30, 2019

HEALTH PLANS SEGMENT MEMBERSHIP

	June 30, 2019	Dec. 31, 2018	June 30, 2018
Ending Membership by Government Program:
TANF and CHIP	2,008,000	2,295,000	2,464,000
Medicaid Expansion	595,000	660,000	675,000
ABD	359,000	406,000	415,000
Total Medicaid	2,962,000	3,361,000	3,554,000
MMP - Integrated	57,000	54,000	55,000
Medicare Special Needs Plans	43,000	44,000	45,000
Total Medicare	100,000	98,000	100,000
Total Medicaid and Medicare	3,062,000	3,459,000	3,654,000
Marketplace	308,000	362,000	409,000
	3,370,000	3,821,000	4,063,000

Ending Membership by Health Plan:
California	590,000	608,000	639,000
Florida (1)	142,000	313,000	398,000
Illinois	221,000	224,000	219,000
Michigan	360,000	383,000	397,000
New Mexico (1)	26,000	222,000	241,000
Ohio	297,000	302,000	320,000
Puerto Rico	200,000	252,000	326,000
South Carolina	130,000	120,000	114,000
Texas	360,000	423,000	450,000
Washington	811,000	781,000	776,000
Other (2)	233,000	193,000	183,000
	3,370,000	3,821,000	4,063,000
__________________

(1)
The Company’s Medicaid contracts in New Mexico and in all but two regions in Florida terminated in late 2018 and early 2019. During 2019, the Company continues to serve Medicare and Marketplace members in both Florida and New Mexico, as well as Medicaid members in two regions in Florida.

(2)	“Other” includes the Idaho, Mississippi, New York, Utah and Wisconsin health plans, which are not individually significant to the Company’s consolidated operating results.

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Molina Healthcare, Inc. Announces Second Quarter 2019 Results

July 30, 2019

UNAUDITED SELECTED FINANCIAL DATA
(In millions, except percentages and per-member per-month amounts)
HEALTH PLANS SEGMENT FINANCIAL DATA — BY GOVERNMENT PROGRAM

	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
	Three Months Ended June 30, 2019
TANF and CHIP	6.1	$1,196	$196.36	$1,048	$172.13	87.7%	$148
Medicaid Expansion	1.8	695	384.94	594	328.85	85.4	101
ABD	1.1	1,176	1,088.48	1,061	981.84	90.2	115
Total Medicaid	9.0	3,067	341.72	2,703	301.15	88.1	364
MMP	0.1	406	2,421.89	356	2,118.95	87.5	50
Medicare	0.2	166	1,296.99	132	1,034.43	79.8	34
Total Medicare	0.3	572	1,934.17	488	1,648.73	85.2	84
Total Medicaid and Medicare	9.3	3,639	392.52	3,191	344.14	87.7	448
Marketplace	0.9	410	440.20	275	295.71	67.2	135
	10.2	$4,049	$396.87	$3,466	$339.72	85.6%	$583

	Three Months Ended June 30, 2018
TANF and CHIP	7.5	$1,393	$186.18	$1,205	$161.13	86.5%	$188
Medicaid Expansion	2.1	761	372.04	676	330.83	88.9	85
ABD	1.3	1,288	1,033.34	1,209	969.27	93.8	79
Total Medicaid	10.9	3,442	319.52	3,090	286.89	89.8	352
MMP	0.1	367	2,224.30	313	1,893.91	85.1	54
Medicare	0.2	157	1,168.40	133	989.33	84.7	24
Total Medicare	0.3	524	1,751.49	446	1,488.85	85.0	78
Total Medicaid and Medicare	11.2	3,966	358.23	3,536	319.37	89.2	430
Marketplace	1.2	548	440.93	314	253.04	57.4	234
	12.4	$4,514	$366.57	$3,850	$312.68	85.3%	$664

	Six Months Ended June 30, 2019
TANF and CHIP	12.3	$2,369	$192.83	$2,070	$168.56	87.4%	$299
Medicaid Expansion	3.6	1,359	377.30	1,188	329.65	87.4	171
ABD	2.2	2,343	1,078.40	2,103	967.59	89.7	240
Total Medicaid	18.1	6,071	336.20	5,361	296.85	88.3	710
MMP	0.3	794	2,388.88	689	2,073.30	86.8	105
Medicare	0.3	329	1,290.88	265	1,041.06	80.6	64
Total Medicare	0.6	1,123	1,911.98	954	1,624.97	85.0	169
Total Medicaid and Medicare	18.7	7,194	385.82	6,315	338.67	87.8	879
Marketplace	1.9	807	415.94	522	269.14	64.7	285
	20.6	$8,001	$388.66	$6,837	$332.11	85.5%	$1,164

	Six Months Ended June 30, 2018
TANF and CHIP	14.9	$2,766	$185.66	$2,477	$166.32	89.6%	$289
Medicaid Expansion	4.1	1,513	372.39	1,317	324.19	87.1	196
ABD	2.5	2,542	1,023.83	2,364	951.99	93.0	178
Total Medicaid	21.5	6,821	318.11	6,158	287.22	90.3	663
MMP	0.3	724	2,180.86	618	1,858.87	85.2	106
Medicare	0.3	314	1,178.58	264	992.05	84.2	50
Total Medicare	0.6	1,038	1,735.05	882	1,473.30	84.9	156
Total Medicaid and Medicare	22.1	7,859	356.59	7,040	319.43	89.6	819
Marketplace	2.6	978	373.67	532	203.34	54.4	446
	24.7	$8,837	$358.40	$7,572	$307.11	85.7%	$1,265
__________________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

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Molina Healthcare, Inc. Announces Second Quarter 2019 Results

July 30, 2019

HEALTH PLANS SEGMENT FINANCIAL DATA — MEDICAID AND MEDICARE

	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
	Three Months Ended June 30, 2019
California	1.6	$499	$305.40	$415	$253.85	83.1%	$84
Florida	0.3	126	417.10	120	399.22	95.7	6
Illinois	0.6	242	364.15	215	323.96	89.0	27
Michigan	1.1	403	376.39	332	310.08	82.4	71
Ohio	0.9	630	701.22	553	615.59	87.8	77
Puerto Rico	0.6	122	198.95	109	177.56	89.2	13
South Carolina	0.4	140	362.24	125	322.55	89.0	15
Texas	0.7	598	916.74	551	844.02	92.1	47
Washington	2.4	611	257.79	535	225.67	87.5	76
Other (1) (2)	0.7	268	394.85	236	347.43	88.0	32
	9.3	$3,639	$392.52	$3,191	$344.14	87.7%	$448

	Three Months Ended June 30, 2018
California	1.8	$517	$289.80	$441	$247.36	85.4%	$76
Florida	1.2	377	353.81	362	339.31	95.9	15
Illinois	0.6	203	311.60	170	261.59	84.0	33
Michigan	1.2	388	342.45	331	292.20	85.3	57
New Mexico (2)	0.7	313	469.88	290	435.36	92.7	23
Ohio	1.0	535	571.08	482	514.57	90.1	53
Puerto Rico	0.9	184	188.26	165	168.20	89.3	19
South Carolina	0.4	123	350.22	107	304.20	86.9	16
Texas	0.7	576	835.66	510	740.55	88.6	66
Washington	2.2	571	252.61	526	232.49	92.0	45
Other (1)	0.5	179	322.99	152	274.59	85.0	27
	11.2	$3,966	$358.23	$3,536	$319.37	89.2%	$430

	Six Months Ended June 30, 2019
California	3.3	$998	$302.59	$863	$261.66	86.5%	$135
Florida	0.7	288	399.86	247	343.24	85.8	41
Illinois	1.3	469	356.16	400	303.50	85.2	69
Michigan	2.2	798	369.66	658	305.00	82.5	140
Ohio	1.8	1,220	680.20	1,090	607.85	89.4	130
Puerto Rico	1.2	224	181.91	199	161.40	88.7	25
South Carolina	0.8	276	362.68	240	315.84	87.1	36
Texas	1.3	1,197	909.59	1,083	822.59	90.4	114
Washington	4.8	1,225	258.10	1,121	236.19	91.5	104
Other (1) (2)	1.3	499	383.07	414	317.56	82.9	85
	18.7	$7,194	$385.82	$6,315	$338.67	87.8%	$879

	Six Months Ended June 30, 2018
California	3.6	$1,011	$281.14	$853	$237.26	84.4%	$158
Florida	2.2	759	352.68	707	328.26	93.1	52
Illinois	1.1	344	305.94	292	259.87	84.9	52
Michigan	2.3	764	339.56	662	294.19	86.6	102
New Mexico	1.4	632	468.00	600	444.44	95.0	32
Ohio	1.9	1,086	573.87	942	497.75	86.7	144
Puerto Rico	1.9	370	190.68	339	174.74	91.6	31
South Carolina	0.7	245	349.15	211	300.87	86.2	34
Texas	1.4	1,138	822.72	1,029	744.05	90.4	109
Washington	4.5	1,155	254.64	1,100	242.48	95.2	55
Other (1)	1.1	355	318.94	305	273.97	85.9	50
	22.1	$7,859	$356.59	$7,040	$319.43	89.6%	$819
__________________

(1)	“Other” includes the Idaho, Mississippi, New York, Utah and Wisconsin health plans, which are not individually significant to the Company’s consolidated operating results.

(2)
In 2019, “Other” includes the New Mexico health plan. The New Mexico health plan’s Medicaid contract terminated on December 31, 2018, and therefore its 2019 results are not individually significant to the Company’s consolidated operating results.

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Molina Healthcare, Inc. Announces Second Quarter 2019 Results

July 30, 2019

HEALTH PLANS SEGMENT FINANCIAL DATA — MARKETPLACE

	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
	Three Months Ended June 30, 2019
California	0.2	$61	$382.22	$35	$220.31	57.6%	$26
Florida	0.1	50	390.03	30	236.50	60.6	20
Michigan	—	10	521.67	6	308.37	59.1	4
Ohio	0.1	24	754.67	19	565.69	75.0	5
Texas	0.3	167	379.29	117	267.12	70.4	50
Washington	0.1	51	803.11	35	548.48	68.3	16
Other (1)	0.1	47	527.41	33	376.04	71.3	14
	0.9	$410	$440.20	$275	$295.71	67.2%	$135

	Three Months Ended June 30, 2018
California	0.2	$73	$426.16	$21	$117.92	27.7%	$52
Florida	0.1	100	698.31	38	269.86	38.6	62
Michigan	—	15	288.67	7	146.97	50.9	8
New Mexico	—	31	418.82	18	247.06	59.0	13
Ohio	—	31	518.64	23	381.46	73.6	8
Texas	0.7	222	330.12	160	238.72	72.3	62
Washington	0.2	56	787.80	41	572.48	72.7	15
Other (2)	—	20	NM	6	NM	NM	14
	1.2	$548	$440.93	$314	$253.04	57.4%	$234

	Six Months Ended June 30, 2019
California	0.3	$117	$361.73	$68	$210.71	58.2%	$49
Florida	0.3	111	406.52	56	205.17	50.5	55
Michigan	—	20	492.23	11	255.98	52.0	9
Ohio	0.1	54	805.96	34	505.10	62.7	20
Texas	0.9	315	341.18	226	245.82	72.0	89
Washington	0.1	98	756.26	64	490.84	64.9	34
Other (1)	0.2	92	501.13	63	344.61	68.8	29
	1.9	$807	$415.94	$522	$269.14	64.7%	$285

	Six Months Ended June 30, 2018
California	0.4	$122	$334.47	$52	$141.73	42.4%	$70
Florida	0.3	145	468.36	22	73.13	15.6	123
Michigan	0.1	28	254.69	16	145.49	57.1	12
New Mexico	0.1	65	429.19	37	246.77	57.5	28
Ohio	0.1	57	458.48	40	319.53	69.7	17
Texas	1.4	451	318.93	306	216.83	68.0	145
Washington	0.2	95	653.89	71	486.90	74.5	24
Other (2)	—	15	NM	(12)	NM	NM	27
	2.6	$978	$373.67	$532	$203.34	54.4%	$446
__________________

(1)	“Other” includes the New Mexico, Utah and Wisconsin health plans, which are not individually significant to the Company’s consolidated operating results in 2019.

(2)	“Other” includes the Utah and Wisconsin health plans, where the Company did not participate in the Marketplace in 2018. Therefore, the ratios for 2018 periods are not meaningful (NM).

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Molina Healthcare, Inc. Announces Second Quarter 2019 Results

July 30, 2019

HEALTH PLANS SEGMENT FINANCIAL DATA — TOTAL

	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
	Three Months Ended June 30, 2019
California	1.8	$560	$312.21	$450	$250.87	80.4%	$110
Florida	0.4	176	408.99	150	350.47	85.7	26
Illinois	0.6	242	364.15	215	323.96	89.0	27
Michigan	1.1	413	378.86	338	310.05	81.8	75
Ohio	1.0	654	703.09	572	613.85	87.3	82
Puerto Rico	0.6	122	198.95	109	177.56	89.2	13
South Carolina	0.4	140	362.24	125	322.55	89.0	15
Texas	1.0	765	700.15	668	611.53	87.3	97
Washington	2.5	662	271.96	570	234.05	86.1	92
Other (1) (2)	0.8	315	410.27	269	350.76	85.5	46
	10.2	$4,049	$396.87	$3,466	$339.72	85.6%	$583

	Three Months Ended June 30, 2018
California	2.0	$590	$301.73	$462	$236.04	78.2%	$128
Florida	1.3	477	394.38	400	331.13	84.0	77
Illinois	0.6	203	311.60	170	261.59	84.0	33
Michigan	1.2	403	340.08	338	285.78	84.0	65
New Mexico (2)	0.7	344	464.90	308	416.99	89.7	36
Ohio	1.0	566	567.96	505	506.66	89.2	61
Puerto Rico	0.9	184	188.26	165	168.20	89.3	19
South Carolina	0.4	123	350.22	107	304.20	86.9	16
Texas	1.4	798	585.50	670	492.23	84.1	128
Washington	2.4	627	268.84	567	242.80	90.3	60
Other (1)	0.5	199	360.90	158	285.65	79.1	41
	12.4	$4,514	$366.57	$3,850	$312.68	85.3%	$664

	Six Months Ended June 30, 2019
California	3.6	$1,115	$307.88	$931	$257.10	83.5%	$184
Florida	1.0	399	401.69	303	305.23	76.0	96
Illinois	1.3	469	356.16	400	303.50	85.2	69
Michigan	2.2	818	371.91	669	304.10	81.8	149
Ohio	1.9	1,274	684.77	1,124	604.12	88.2	150
Puerto Rico	1.2	224	181.91	199	161.40	88.7	25
South Carolina	0.8	276	362.68	240	315.84	87.1	36
Texas	2.2	1,512	675.34	1,309	584.90	86.6	203
Washington	4.9	1,323	271.34	1,185	242.96	89.5	138
Other	1.5	591	397.61	477	320.90	80.7	114
	20.6	$8,001	$388.66	$6,837	$332.11	85.5%	$1,164

	Six Months Ended June 30, 2018
California	4.0	$1,133	$286.07	$905	$228.44	79.9%	$228
Florida	2.5	904	367.18	729	296.29	80.7	175
Illinois	1.1	344	305.94	292	259.87	84.9	52
Michigan	2.4	792	335.59	678	287.23	85.6	114
New Mexico	1.5	697	464.11	637	424.58	91.5	60
Ohio	2.0	1,143	566.77	982	486.79	85.9	161
Puerto Rico	1.9	370	190.68	339	174.74	91.6	31
South Carolina	0.7	245	349.15	211	300.87	86.2	34
Texas	2.8	1,589	567.95	1,335	477.43	84.1	254
Washington	4.7	1,250	267.01	1,171	250.05	93.6	79
Other	1.1	370	333.35	293	263.24	79.0	77
	24.7	$8,837	$358.40	$7,572	$307.11	85.7%	$1,265
__________________

(1)	“Other” includes the Idaho, Mississippi, New York, Utah and Wisconsin health plans, which are not individually significant to the Company’s consolidated operating results.

(2)
In 2019, “Other” includes the New Mexico health plan. The New Mexico health plan’s Medicaid contract terminated on December 31, 2018, and therefore its 2019 results are not individually significant to the Company’s consolidated operating results.

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Molina Healthcare, Inc. Announces Second Quarter 2019 Results

July 30, 2019

SELECTED FINANCIAL DATA

The following table provides details of the Company’s medical care costs for the periods indicated:

	Three Months Ended June 30,
	2019			2018
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$2,594	$254.36	74.8%	$2,861	$232.40	74.4%
Pharmacy	429	42.06	12.4	567	46.05	14.7
Capitation	288	28.17	8.3	282	22.89	7.3
Other	155	15.13	4.5	140	11.34	3.6
	$3,466	$339.72	100.0%	$3,850	$312.68	100.0%

	Six Months Ended June 30,
	2019			2018
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$5,108	$248.18	74.7%	$5,606	$227.38	74.1%
Pharmacy	842	40.88	12.3	1,150	46.66	15.2
Capitation	573	27.81	8.4	594	24.09	7.8
Other	314	15.24	4.6	222	8.98	2.9
	$6,837	$332.11	100.0%	$7,572	$307.11	100.0%

The following table provides details of the Company’s medical claims and benefits payable as of the dates indicated:

	June 30,	Dec. 31,
	2019	2018
Fee-for-service claims incurred but not paid (IBNP)	$1,346	$1,562
Pharmacy payable	117	115
Capitation payable	63	52
Other (1)	241	232
	$1,767	$1,961
______________________

(1)
“Other” medical claims and benefits payable include amounts payable to certain providers for which the Company acts as an intermediary on behalf of various state agencies without assuming financial risk. Such receipts and payments do not impact the Company’s consolidated statements of income. As of June 30, 2019 and December 31, 2018, the Company had recorded non-risk provider payables of approximately $112 million and $107 million, respectively.

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Molina Healthcare, Inc. Announces Second Quarter 2019 Results

July 30, 2019

CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions)

The Company’s claims liability includes a provision for adverse claims deviation based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. The Company’s reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior period” represent the amount by which the original estimate of claims and benefits payable at the beginning of the period was more than the actual amount of the liability based on information (principally the payment of claims) developed since that liability was first reported. The following table presents the components of the change in medical claims and benefits payable for the periods indicated:

	Six Months Ended		Year Ended
	June 30,		Dec. 31, 2018
	2019	2018
Medical claims and benefits payable, beginning balance	$1,961	$2,192	$2,192
Components of medical care costs related to:
Current period	7,069	7,870	15,478
Prior period (1)	(232)	(298)	(341)
Total medical care costs	6,837	7,572	15,137
Change in non-risk and other provider payables	4	56	13
Payments for medical care costs related to:
Current period	5,585	6,248	13,671
Prior period	1,450	1,652	1,710
Total paid	7,035	7,900	15,381
Medical claims and benefits payable, ending balance	$1,767	$1,920	$1,961

Days in claims payable, fee for service (2)	48	49	53
______________________

(1)
The June 30, 2018, amount includes the 2018 benefit of the 2017 Marketplace CSR reimbursement of $76 million. December 31, 2018, includes the 2018 benefit of the 2017 Marketplace CSR reimbursement of $81 million.

(2)
Claims payable includes primarily IBNP. It also includes certain fee-for-service payables reported in “Other” medical claims and benefits payable amounting to $35 million, $33 million and $43 million, as of June 30, 2019, June 30, 2018, and December 31, 2018, respectively.

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Molina Healthcare, Inc. Announces Second Quarter 2019 Results

July 30, 2019

SUMMARY OF NON-RUN RATE ITEMS AFFECTING CURRENT QUARTER AND YEAR-TO-DATE FINANCIAL RESULTS
(In millions, except per diluted share amounts)

The table below summarizes the impact of certain expenses and other items that management believes are not indicative of longer-term business trends and operations. The individual items presented below increase (decrease) income before income tax expense.

	Three Months Ended June 30,				Six Months Ended June 30,
	2019		2018		2019		2018
	Amount	Per Diluted Share (1)	Amount	Per Diluted Share (1)	Amount	Per Diluted Share (1)	Amount	Per Diluted Share (1)
Restructuring costs	$(2)	$(0.02)	$(8)	$(0.10)	$(5)	$(0.05)	(33)	(0.39)
Gain (loss) on debt extinguishment	14	0.17	(5)	(0.06)	17	0.21	(15)	(0.21)
	$12	$0.15	$(13)	$(0.16)	$12	$0.16	$(48)	$(0.60)
______________________

(1)
Except for permanent differences between GAAP and tax (such as certain expenses that are not deductible for tax purposes), per diluted share amounts are generally calculated at the statutory income tax rate of 22.6% and 22% for 2019 and 2018, respectively.

NON-GAAP FINANCIAL MEASURES

The Company uses non-generally accepted accounting principles, or non-GAAP, financial measures as supplemental metrics in evaluating the Company’s financial performance, making financing and business decisions, and forecasting and planning for future periods. For these reasons, management believes such measures are useful supplemental measures to investors in comparing the Company’s performance to the performance of other public companies in the health care industry. These non-GAAP financial measures should be considered as supplements to, and not as substitutes for or superior to, GAAP measures. See further information regarding non-GAAP measures below the tables.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income	$196	$202	$394	$309
Adjustments:
Depreciation, and amortization of intangible assets and capitalized software	22	33	47	67
Interest expense	22	32	45	65
Income tax expense	61	103	123	175
EBITDA	$301	$370	$609	$616
Adjustments made to GAAP measures used to calculate the non-GAAP measures used in this news release follow:
Earnings before interest, taxes, depreciation and amortization (“EBITDA”): Net income on a GAAP basis less depreciation, and amortization of intangible assets and capitalized software, interest expense and income tax expense. The Company believes that EBITDA is helpful in assessing the Company’s ability to meet the cash demands of its operating units.

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Molina Healthcare, Inc. Announces Second Quarter 2019 Results

July 30, 2019

NON-GAAP FINANCIAL MEASURES (CONTINUED)

	Three Months Ended June 30,				Six Months Ended June 30,
	2019		2018		2019		2018

	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$196	$3.06	$202	$3.02	$394	$6.04	$309	$4.68
Adjustment:
Amortization of intangible assets	4	0.07	5	0.08	9	0.14	10	0.16
Income tax effect (1)	(1)	(0.02)	(1)	(0.02)	(2)	(0.03)	(2)	(0.04)
Amortization of intangible assets, net of tax effect	3	0.05	4	0.06	7	0.11	8	0.12
Adjusted net income	$199	$3.11	$206	$3.08	$401	$6.15	$317	$4.80
________________________

(1)	Income tax effect of adjustments calculated at the blended federal and state statutory tax rate of 22.6% and 22% for 2019 and 2018, respectively.
Adjustments made to GAAP measures used to calculate the non-GAAP measures used in this news release follow:
Adjusted net income: Net income on a GAAP basis less amortization of intangible assets, net of income tax effect calculated at the statutory tax rate. The Company believes that adjusted net income is helpful in assessing the Company’s financial performance exclusive of the non-cash impact of the amortization of purchased intangibles.
Adjusted net income per diluted share: Adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.

2019 REVISED GUIDANCE

Reconciliation of Non-GAAP Financial Measures

	Low End	High End
	(In millions)
Net income	$725	$740
Adjustments:
Depreciation, and amortization of intangible assets and capitalized software	90	90
Interest expense	90	90
Income tax expense	230	240
EBITDA	$1,135	$1,160

-END-